UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2015

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices)

(Zip Code)

(724) 746-6720

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 17, 2015, Rice Energy Inc. (the “Company”) entered into the Fifth Amendment to its Third Amended and Restated Credit Agreement and Amendment to Limited Consent and Second Amendment (“Fifth Amendment”) to its Third Amended and Restated Credit Agreement, among the Company, Wells Fargo Bank, N.A., as administrative agent, and the lenders and other parties thereto (the “Amended Credit Agreement”).

The Amendment amends the Amended Credit Agreement to expand the Company’s hedging capabilities with respect to physical sales contracts. The Fifth Amendment, among other things, (i) revised the aggregate notional volume limitations for the Company’s hedging arrangements contained in the Amended Credit Agreement for the five year period following the date of the Amendment, (ii) provided a limited consent by the lenders to hedge additional volumes of natural gas with respect to calendar months of 2015 in which the Company is not calculated to exceed the notional volume limitations for such month and (iii) allowed the Company to enter into certain sales contracts with its lenders and their affiliates that are secured by the collateral under the Amended Credit Agreement, thereby reducing the Company’s need to post letters of credit with respect to certain firm transportation obligations.

The foregoing description of the Fifth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Fifth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Fourth Amendment is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment to its Third Amended and Restated Credit Agreement and Amendment to Limited Consent and Second Amendment, dated as of July 17, 2015, among Rice Energy Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent and the lenders and other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: July 21, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment to its Third Amended and Restated Credit Agreement and Amendment to Limited Consent and Second Amendment, dated as of July 17, 2015, among Rice Energy Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent and the lenders and other parties thereto.